Press Release

F.N.B. Corporation Reports Third Quarter 2017 Earnings
Earnings Per Share Increases Five Percent Compared to Prior Quarter
PITTSBURGH, PA - October 19, 2017 -- F.N.B. Corporation (NYSE: FNB) reported earnings for the third quarter of 2017 with net income available to common stockholders of $75.7 million, or $0.23 per diluted common share. Comparatively, second quarter of 2017 net income available to common stockholders totaled $72.4 million, or $0.22 per diluted common share, and third quarter of 2016 net income available to common stockholders totaled $50.2 million, or $0.24 per diluted common share.
Third quarter operating net income per diluted common share (non-GAAP) was $0.24, which excludes the after-tax impact of merger-related expenses of $0.9 million. Comparatively, second quarter operating net income per diluted common share was $0.23, excluding the after-tax impact of $0.9 million of merger-related expenses, and third quarter of 2016 operating net income per diluted common share was $0.24, excluding the after-tax impact of $0.2 million of merger-related expenses.
"FNB delivered solid performance in the third quarter resulting in record revenue and record net income," said Vincent J. Delie Jr., President and Chief Executive Officer. "We are pleased with the growth in loans and deposits, as well as our ability to effectively manage expenses. We are also pleased with the results of several of our fee-based businesses and remain focused on our revenue growth initiatives to deliver increased value for our shareholders."
Third Quarter 2017 Highlights
(All comparisons refer to the second quarter of 2017, except as noted)

•
Growth in total average loans was $293 million, or 5.7% annualized, with average commercial loan growth of $125 million, or 3.9% annualized, and average consumer loan growth of $178 million, or 9.4% annualized.

•
Average total deposits increased $41 million, or 0.8% annualized, including an increase in average non-interest bearing deposits of $61 million, partially offset by a decline in average interest-bearing deposits of $34 million.

•	The loan to deposit ratio ended September 30, 2017 at 94.9%, compared to 97.5% at June 30, 2017, primarily due to annualized total deposit growth of 16.5%.

•
The net interest margin (FTE) (non-GAAP) expanded 2 basis points to 3.44% from 3.42%, reflecting $1.7 million of increased incremental purchase accounting accretion and $3.2 million of increased cash recoveries relative to the second quarter.

•	Total revenue increased 2.4% to $291 million, reflecting a 3.1% increase in net interest income and stable non-interest income.

•	Increased non-interest income from mortgage banking, insurance and wealth management was offset by a decrease in capital markets revenue.

•	The efficiency ratio on an operating basis (non-GAAP) improved to 53.1%, compared to 54.3% in the prior quarter, due to increased total revenue and flat non-interest expense.

•	Annualized net charge-offs were 0.24% of total average loans, compared to 0.23% in the second quarter of 2017, and 0.33% in the year-ago quarter.

The tangible common equity to tangible assets ratio (non-GAAP) increased four basis points to 6.87% at September 30, 2017, compared to 6.83% at June 30, 2017. The tangible book value per common share (non-GAAP) was $6.12 at September 30, 2017, an increase of $0.12 from June 30, 2017.

Non-GAAP measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.  "Incremental purchase accounting accretion" refers to the difference between total accretion and the estimated coupon interest income on acquired loans. "Organic growth" refers to growth excluding the benefit of initial balances from acquisitions.

Quarterly Results Summary	3Q17	2Q17	3Q16
Reported results
Net income available to common stockholders (millions)	$75.7	$72.4	$50.2
Net income per diluted common share	$0.23	$0.22	$0.24
Book value per common share (period-end)	$13.39	$13.26	$11.72
Operating results (non-GAAP)
Operating net income available to common stockholders (millions)	$76.6	$73.3	$50.4
Operating net income per diluted common share	$0.24	$0.23	$0.24
Tangible common equity to tangible assets (period-end)	6.87%	6.83%	6.69%
Tangible book value per common share (period-end)	$6.12	$6.00	$6.53
Average diluted common shares outstanding (thousands)	324,905	324,868	211,791
Significant items influencing earnings[1] (millions)
Pre-tax merger-related expenses	$(1.4)	$(1.4)	$(0.3)
After-tax impact of merger-related expenses	$(0.9)	$(0.9)	$(0.2)
(1) Favorable (unfavorable) impact on earnings

Third Quarter 2017 Results – Comparison to Prior Quarter

Net interest income totaled $225.2 million, increasing $6.8 million or 3.1%. The net interest margin (FTE) (non-GAAP) expanded two basis points to 3.44% and included $2.2 million of incremental purchase accounting accretion and $4.3 million of cash recoveries, compared to $0.5 million and $1.1 million, respectively, in the prior quarter. Total average earning assets increased $488 million, or 1.9%, due to average loan growth of $293 million and a $118 million increase in average securities.
Average loans totaled $20.7 billion and increased $293.3 million, or 5.7% annualized, reflecting solid loan growth in the commercial and consumer portfolios. Average commercial loan growth totaled $125 million, or 3.9% annualized, primarily due to origination volume in the Pittsburgh, Baltimore and Cleveland markets. Average consumer loan growth was $178 million, or 9.4% annualized, led by continued growth in indirect auto loans and residential mortgage loans.
Average deposits totaled $21.2 billion and increased $41 million, or 0.8% annualized, due to growth in non-interest bearing deposits, which was partially offset by decreased savings and interest checking balances. The loan to deposit ratio ended September 30, 2017 at 94.9%, compared to 97.5% at June 30, 2017, primarily attributable to growth in customer-based interest checking and time deposit balances. The growth reflects heightened deposit gathering efforts during the third quarter focused on attracting new customer relationships and deepening relationships with existing customers through internal lead generation efforts.
Non-interest income totaled $66.2 million, consistent with the prior quarter, and included increases in mortgage banking, insurance and wealth management, as well as $2.3 million of additional securities gains. The increases were offset by a $2.2 million decrease in capital markets revenue driven by lower activity compared to the prior quarter.
Non-interest expense totaled $163.7 million, essentially flat compared to the prior quarter. Both periods included $1.4 million of merger-related expenses. The $2.5 million decrease in salaries and employee benefits was offset by $1.0 million of higher occupancy and equipment expense, increased outside services and $0.4 million of increased other real estate owned expenses. The efficiency ratio (non-GAAP) improved to 53.1%, compared to 54.3%.
The ratio of non-performing loans and OREO to total loans and OREO improved 8 basis points to 0.70%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 17 basis points to 0.91%. Total delinquency remains at satisfactory levels, and total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, improved 8 basis points to 0.91%, compared to 0.99% at June 30, 2017.
Net charge-offs totaled $12.5 million, or 0.24% annualized of total average loans, compared to $11.8 million, or 0.23% annualized in the prior quarter. For the originated portfolio, net charge-offs were $13.0 million, or 0.37%

annualized of total average originated loans, compared to $12.7 million or 0.38% annualized. The ratio of the allowance for loan losses to total loans and leases increased to 0.82% at September 30, 2017, from 0.81% at June 30, 2017. For the originated portfolio, the allowance for loan losses to total originated loans was 1.12%, compared to 1.15% at June 30, 2017. The total provision for loan losses totaled $16.8 million in both periods.
September 30, 2017 Year-To-Date Results – Comparison to Prior Year-To-Date Period
Net interest income totaled $616.4 million, increasing $164.2 million, or 36.3%, reflecting average earning asset growth of $6.6 billion, or 36.1%, due to organic growth and the benefit of acquisitions. The net interest margin (FTE) (non-GAAP) expanded 2 basis points to 3.41% and included $2.0 million of higher incremental purchase accounting accretion and $0.7 million of higher cash recoveries compared to the first nine months of 2016.
Average loans totaled $19.1 billion, an increase of $5.0 billion, or 35.6%, due to the benefit from continued organic loan growth and acquired balances. Organic growth in total average loans equaled $907 million, or 6.3%. Total average organic consumer loan growth of $618 million, or 10.7%, was led by strong growth in residential mortgage and indirect auto loans. Organic growth in average commercial loans totaled $299 million, or 3.5%. Organic commercial loan growth for the nine months ended September 30, 2017, compared to the year-ago period was impacted by normal attrition related to the acquired commercial portfolio. Average deposits totaled $19.8 billion and increased $4.7 billion, or 30.8%, due to the benefit of acquired balances and average organic growth of $315 million or 2.0%. On an organic basis, average total transaction deposits increased $489 million or 3.8%.
Non-interest income totaled $187.3 million, increasing $36.7 million or 24.3%. Non-interest income primarily reflects the benefit of acquisitions and continued expansion of our fee-based businesses of capital markets, mortgage banking, wealth management and insurance.
Non-interest expense totaled $515.0 million, increasing $127.7 million, or 33.0%. The first nine months of 2017 included merger-related expenses of $55.5 million, compared to $35.8 million in the first nine months of 2016. Excluding merger-related expenses, total non-interest expense increased $108.0 million, or 30.7%, with the increase primarily attributable to the expanded operations from acquisitions. The efficiency ratio (non-GAAP) was 54.7%, compared to 55.4% in the first nine months of 2016.
Credit quality results remained at satisfactory levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 0.91%, compared to 1.08%. Total originated delinquency was 0.91% at September 30, 2017, a decrease of 9 basis points from 1.00% at September 30, 2016.
Net charge-offs for the first nine months of 2017 totaled $32.4 million, or 0.23% annualized of total average loans, compared to 0.27% annualized. Net originated charge-offs were 0.33% annualized of total average originated loans, compared to 0.32% annualized. For the originated portfolio, the allowance for loan losses to total originated loans was 1.12%, compared to 1.23% at September 30, 2016. The ratio of the allowance for loan losses to total loans decreased 24 basis points to 0.82%, with the decline due to acquired loan balances which were initially recorded at fair value without a corresponding allowance for loan losses in accordance with accounting for business combinations. The total provision for loan losses was $44.4 million, compared to $43.0 million in the prior year.
Non-GAAP Financial Measures and Key Performance Indicators
We use non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of disclosure or release of non-GAAP financial measures, the Securities and Exchange Commission's (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP (included in the tables at the end of this release).
Management believes merger expenses are not organic costs to run our operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity without any useful benefit to us and to convert and consolidate the entity's records, systems and data onto our platforms and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.
For the calculation of net interest margin and the efficiency ratio, net interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. We use these measures to provide an economic view believed to be the preferred industry measurement for these items and provide relevant comparison between taxable and non-taxable amounts.
Cautionary Statement Regarding Forward-Looking Information
A number of statements (i) in this earnings release, (ii) in our presentations, and (iii) in our responses to questions on our conference call discussing our quarterly results and transactions, strategies and plans may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our expectations relative to business and financial metrics, post-Yadkin merger integration and conversion activities, our outlook regarding revenues, expenses, earnings, liquidity, asset quality and statements regarding the impact of technology enhancements and customer and business process improvements.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. F.N.B. assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
Such forward-looking statements may be expressed in a variety of ways, including the use of future and present tense language expressing expectations or predictions of future financial or business performance or conditions based on current performance and trends. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "will," "should," "project," "goal," and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B.'s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; potential difficulties encountered in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business and technology initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with the Yadkin merger, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms.
Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described in F.N.B.'s Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent quarterly 2017 Form 10-Q's (including the risk factors and risk management discussions) and F.N.B.'s other subsequent filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder-services. We have included our web address as an inactive textual reference only. Information on our website is not part of this earnings release.

Conference Call
FNB's President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Thursday, October 19, 2017, at 10:30 AM ET.

Participants are encouraged to pre-register for the conference call at http://dpregister.com/10112250. Callers who pre-register will be provided a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
Dial-in Access: The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.
Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Shareholder and Investor Relations" section of the Corporation's website at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.
Presentation Materials: Presentation slides and the earnings release will also be available on the Corporation's website at www.fnbcorporation.com.
A replay of the call will be available shortly after the completion of the call until midnight ET on Thursday, October 26, 2017. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10112250. Following the call, the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's website at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states. FNB holds a significant retail deposit market share in attractive markets including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of $31 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.
FNB provides a full range of commercial banking, consumer banking and wealth management solutions through our subsidiary network which is led by our largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.
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CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				% Variance
				3Q17	3Q17	For the Nine Months Ended September 30,		%
Statement of earnings	3Q17	2Q17	3Q16	2Q17	3Q16	2017	2016	Var.
Interest income	$263,514	$251,034	$175,110	5.0	50.5	$709,241	$501,795	41.3
Interest expense	38,283	32,619	17,604	17.4	117.5	92,843	49,566	87.3
Net interest income	225,231	218,415	157,506	3.1	43.0	616,398	452,229	36.3
Provision for credit losses	16,768	16,756	14,639	0.1	14.5	44,374	43,047	3.1
Non-interest income:
Service charges	33,610	33,389	25,411	0.7	32.3	91,806	72,349	26.9
Trust services	5,748	5,715	5,268	0.6	9.1	17,210	15,955	7.9
Insurance commissions and fees	5,029	4,347	4,866	15.7	3.3	14,517	13,892	4.5
Securities commissions and fees	4,038	3,887	3,404	3.9	18.6	11,548	10,400	11.0
Capital markets income	2,822	5,004	4,497	(43.6)	(37.2)	11,673	11,493	1.6
Mortgage banking operations	5,437	5,173	3,564	5.1	52.6	14,400	7,912	82.0
Net securities gains (losses)	2,777	493	299	n/m	n/m	5,895	596	n/m
Other	6,690	8,070	5,931	(17.1)	12.8	20,296	18,098	12.1
Total non-interest income	66,151	66,078	53,240	0.1	24.3	187,345	150,695	24.3
Total revenue	291,382	284,493	210,746	2.4	38.3	803,743	602,924	33.3
Non-interest expense:
Salaries and employee benefits	82,383	84,899	60,927	(3.0)	35.2	240,860	178,681	34.8
Occupancy and equipment	27,434	26,480	20,367	3.6	34.7	74,893	58,396	28.3
FDIC insurance	9,183	9,376	5,274	(2.1)	74.1	23,946	14,345	66.9
Amortization of intangibles	4,805	4,813	3,571	(0.2)	34.6	12,716	9,608	32.3
Other real estate owned	1,421	1,008	1,172	41.0	21.2	3,412	2,752	24.0
Merger-related	1,381	1,354	299	n/m	n/m	55,459	35,790	n/m
Other	37,136	35,784	29,440	3.8	26.1	103,726	87,755	18.2
Total non-interest expense	163,743	163,714	121,050	—	35.3	515,012	387,327	33.0
Income before income taxes	110,871	104,023	75,057	6.6	47.7	244,357	172,550	41.6
Income taxes	33,178	29,617	22,889	12.0	45.0	69,279	52,950	30.8
Net income	77,693	74,406	52,168	4.4	48.9	175,078	119,600	46.4
Preferred stock dividends	2,010	2,010	2,010	—	—	6,030	6,030	—
Net income available to common stockholders	$75,683	$72,396	$50,158	4.5	50.9	$169,048	$113,570	48.8
Earnings per common share
Basic	$0.23	$0.22	$0.24	4.5	(4.2)	$0.57	$0.55	3.6
Diluted	$0.23	$0.22	$0.24	4.5	(4.2)	$0.57	$0.55	3.6
n/m - not meaningful

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				% Variance
				3Q17	3Q17
Balance Sheet (at period end)	3Q17	2Q17	3Q16	2Q17	3Q16
Assets
Cash and due from banks	$433,442	$397,482	$326,599	9.0	32.7
Interest bearing deposits with banks	81,898	125,136	118,651	(34.6)	(31.0)
Cash and cash equivalents	515,340	522,618	445,250	(1.4)	15.7
Securities available for sale	2,855,350	2,593,455	2,077,616	10.1	37.4
Securities held to maturity	2,985,921	3,075,634	2,249,245	(2.9)	32.8
Loans held for sale	113,778	168,727	17,862	(32.6)	537.0
Loans and leases, net of unearned income	20,817,436	20,533,298	14,773,446	1.4	40.9
Allowance for credit losses	(170,016)	(165,699)	(156,894)	—	—
Net loans and leases	20,647,420	20,367,599	14,616,552	1.4	41.3
Premises and equipment, net	336,294	335,297	228,622	0.3	47.1
Goodwill	2,254,831	2,244,972	1,022,006	0.4	120.6
Core deposit and other intangible assets, net	129,042	131,410	81,646	(1.8)	58.1
Bank owned life insurance	498,698	476,363	327,874	4.7	52.1
Other assets	786,621	837,651	517,241	(6.1)	52.1
Total Assets	$31,123,295	$30,753,726	$21,583,914	1.2	44.2
Liabilities
Deposits:
Non-interest bearing demand	$5,569,239	$5,544,753	$4,082,145	0.4	36.4
Interest bearing demand	9,675,170	9,221,408	7,032,744	4.9	37.6
Savings	2,420,632	2,562,259	2,299,408	(5.5)	5.3
Certificates and other time deposits	4,264,130	3,723,287	2,562,587	14.5	66.4
Total Deposits	21,929,171	21,051,707	15,976,884	4.2	37.3
Short-term borrowings	3,872,301	4,425,967	2,236,105	(12.5)	73.2
Long-term borrowings	658,783	656,883	587,500	0.3	12.1
Other liabilities	227,119	226,731	212,845	0.2	6.7
Total Liabilities	26,687,374	26,361,288	19,013,334	1.2	40.4
Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	—	—
Common stock	3,251	3,250	2,117	—	53.6
Additional paid-in capital	4,029,334	4,024,576	2,223,530	0.1	81.2
Retained earnings	369,861	333,201	280,654	11.0	31.8
Accumulated other comprehensive loss	(54,310)	(56,383)	(27,853)	—	—
Treasury stock	(19,097)	(19,088)	(14,750)	—	—
Total Stockholders' Equity	4,435,921	4,392,438	2,570,580	1.0	72.6
Total Liabilities and Stockholders' Equity	$31,123,295	$30,753,726	$21,583,914	1.2	44.2

F.N.B. Corporation	3Q17			2Q17			3Q16
(Unaudited)		Interest	Average		Interest	Average		Interest	Average
(Dollars in thousands)	Average	Earned	Yield	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$117,602	$320	1.08%	$87,750	$161	0.74%	$140,713	$143	0.40%
Federal funds sold	—	—	—%	—	—	—%	—	—	—%
Taxable investment securities (2)	4,913,122	24,763	2.02%	4,923,492	25,130	2.04%	3,919,203	18,432	1.88%
Non-taxable investment securities (1)	812,305	8,515	4.19%	683,465	7,128	4.17%	321,360	3,456	4.30%
Loans held for sale	139,693	2,091	5.97%	93,312	1,702	8.70%	22,476	235	4.19%
Loans and leases (1) (3)	20,654,316	232,998	4.48%	20,361,047	221,387	4.37%	14,641,729	155,739	4.23%
Total Interest Earning Assets (1)	26,637,038	268,687	4.01%	26,149,066	255,508	3.92%	19,045,481	178,005	3.72%
Cash and due from banks	374,542			338,752			287,208
Allowance for loan losses	(169,283)			(165,888)			(158,901)
Premises and equipment	334,870			350,255			229,133
Other assets	3,733,497			3,692,460			1,983,235
Total Assets	$30,910,664			$30,364,645			$21,386,156
Liabilities
Deposits:
Interest-bearing demand	$9,376,003	9,338	0.40%	$9,297,726	8,256	0.36%	$6,772,963	4,094	0.24%
Savings	2,480,626	792	0.13%	2,592,726	641	0.10%	2,289,836	449	0.08%
Certificates and other time	3,812,916	8,857	0.92%	3,798,714	7,856	0.83%	2,588,035	5,934	0.91%
Short-term borrowings	4,394,106	14,387	1.29%	3,886,410	10,959	1.13%	2,303,389	3,607	0.62%
Long-term borrowings	658,495	4,909	2.96%	680,414	4,907	2.89%	616,141	3,520	2.27%
Total Interest Bearing Liabilities	20,722,146	38,283	0.73%	20,255,990	32,619	0.65%	14,570,364	17,604	0.48%
Non-interest bearing demand deposits	5,527,180			5,466,286			4,021,023
Other liabilities	234,358			255,931			232,076
Total Liabilities	26,483,684			25,978,207			18,823,463
Stockholders' equity	4,426,980			4,386,438			2,562,693
Total Liabilities and Stockholders' Equity	$30,910,664			$30,364,645			$21,386,156
Net Interest Earning Assets	$5,914,892			$5,893,076			$4,475,117
Net Interest Income (FTE) (1)		230,404			222,889			160,401
Tax Equivalent Adjustment		(5,173)			(4,474)			(2,895)
Net Interest Income		$225,231			$218,415			$157,506
Net Interest Spread			3.28%			3.27%			3.24%
Net Interest Margin (1)			3.44%			3.42%			3.36%

(1)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(2)	The average balances and yields earned on taxable investment securities are based on historical cost.
(3)
Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

F.N.B. Corporation	Nine Months Ended September 30,
(Unaudited)	2017			2016
(Dollars in thousands)		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$97,122	$660	0.91%	$124,589	$357	0.38%
Federal funds sold	1,509	9	0.72%	—	—	—%
Taxable investment securities (2)	4,773,606	72,373	2.02%	3,635,224	52,901	1.94%
Non-taxable investment securities (1)	666,469	20,833	4.17%	296,860	9,815	4.41%
Loans held for sale	82,254	3,960	6.43%	14,807	504	4.54%
Loans and leases (1) (3)	19,084,962	624,575	4.37%	14,078,612	446,366	4.23%
Total Interest Earning Assets (1)	24,705,922	722,410	3.91%	18,150,092	509,943	3.75%
Cash and due from banks	336,303			273,457
Allowance for loan losses	(165,543)			(150,807)
Premises and equipment	319,901			213,957
Other assets	3,274,305			1,878,111
Total Assets	$28,470,888			$20,364,810
Liabilities
Deposits:
Interest-bearing demand	$8,703,870	22,426	0.34%	$6,545,529	11,600	0.24%
Savings	2,495,632	1,954	0.10%	2,212,213	1,278	0.08%
Certificates and other time	3,503,637	23,100	0.88%	2,613,664	17,509	0.89%
Short-term borrowings	3,831,883	32,020	1.11%	1,861,438	8,527	0.61%
Long-term borrowings	625,010	13,343	2.85%	640,474	10,652	2.22%
Total Interest Bearing Liabilities	19,160,032	92,843	0.65%	13,873,318	49,566	0.48%
Non-interest bearing demand deposits	5,140,016			3,804,828
Other liabilities	225,219			211,466
Total Liabilities	24,525,267			17,889,612
Stockholders' equity	3,945,621			2,475,198
Total Liabilities and Stockholders' Equity	$28,470,888			$20,364,810
Net Interest Earning Assets	$5,545,890			$4,276,774
Net Interest Income (FTE) (1)		629,567			460,377
Tax Equivalent Adjustment		(13,169)			(8,148)
Net Interest Income		$616,398			$452,229
Net Interest Spread			3.26%			3.27%
Net Interest Margin (1)			3.41%			3.39%

(1)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(2)	The average balances and yields earned on taxable investment securities are based on historical cost.
(3)
Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				For the Nine Months Ended September 30,
	3Q17	2Q17	3Q16	2017	2016
Performance ratios
Return on average equity	6.96%	6.80%	8.10%	5.93%	6.45%
Return on average tangible equity (1)	15.39%	15.26%	14.75%	12.79%	11.79%
Return on average tangible common equity (1)	15.82%	15.69%	15.32%	13.10%	12.14%
Return on average assets	1.00%	0.98%	0.97%	0.82%	0.78%
Return on average tangible assets (1)	1.12%	1.11%	1.07%	0.93%	0.87%
Net interest margin (FTE) (2)	3.44%	3.42%	3.36%	3.41%	3.39%
Yield on earning assets (FTE) (2)	4.01%	3.92%	3.72%	3.91%	3.75%
Cost of interest-bearing liabilities	0.73%	0.65%	0.48%	0.65%	0.48%
Cost of funds	0.58%	0.51%	0.38%	0.51%	0.37%
Efficiency ratio (1)	53.15%	54.26%	54.38%	54.68%	55.36%
Effective tax rate	29.92%	28.47%	30.50%	28.35%	30.69%
Capital ratios
Equity / assets (period end)	14.25%	14.28%	11.91%
Common equity / assets (period end)	13.91%	13.94%	11.41%
Leverage ratio	7.61%	7.63%	7.63%
Tangible equity / tangible assets (period end) (1)	7.24%	7.20%	7.22%
Tangible common equity / tangible assets (period end) (1)	6.87%	6.83%	6.69%
Common stock data
Average diluted shares outstanding	324,904,768	324,867,759	211,790,730	296,652,796	206,133,740
Period end shares outstanding	323,301,548	323,226,474	210,224,194
Book value per common share	$13.39	$13.26	$11.72
Tangible book value per common share (1)	$6.12	$6.00	$6.53
Dividend payout ratio (common)	51.56%	53.89%	50.69%	61.27%	67.04%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				Percent Variance
				3Q17	3Q17
	3Q17	2Q17	3Q16	2Q17	3Q16
Balances at period end
Loans and Leases:
Commercial real estate	$8,822,023	$8,822,929	$5,367,291	—	64.4
Commercial and industrial	3,980,584	3,910,927	3,088,405	1.8	28.9
Commercial leases	238,724	226,483	195,271	5.4	22.3
Commercial loans and leases	13,041,331	12,960,339	8,650,967	0.6	50.7
Direct installment	1,925,995	1,949,979	1,837,395	(1.2)	4.8
Residential mortgages	2,609,663	2,429,843	1,779,867	7.4	46.6
Indirect installment	1,431,273	1,374,524	1,150,812	4.1	24.4
Consumer LOC	1,769,376	1,788,534	1,303,223	(1.1)	35.8
Other	39,798	30,079	51,182	32.3	(22.2)
Total loans and leases	$20,817,436	$20,533,298	$14,773,446	1.4	40.9

				Percent Variance
Average balances				3Q17	3Q17	For the Nine Months Ended September 30,		%
Loans and Leases:	3Q17	2Q17	3Q16	2Q17	3Q16	2017	2016	Var.
Commercial real estate	$8,779,426	$8,779,618	$5,343,485	—	64.3	$7,912,199	$5,161,333	53.3
Commercial and industrial	3,945,756	3,851,803	3,084,005	2.4	27.9	3,707,970	2,954,000	25.5
Commercial leases	231,030	199,648	196,600	15.7	17.5	209,074	200,752	4.1
Commercial loans and leases	12,956,212	12,831,069	8,624,090	1.0	50.2	11,829,243	8,316,085	42.2
Direct installment	1,937,394	1,956,027	1,834,558	(1.0)	5.6	1,921,129	1,796,790	6.9
Residential mortgages	2,535,398	2,412,881	1,721,162	5.1	47.3	2,307,958	1,598,782	44.4
Indirect installment	1,406,318	1,310,729	1,109,047	7.3	26.8	1,315,170	1,053,822	24.8
Consumer LOC	1,775,640	1,797,266	1,295,035	(1.2)	37.1	1,664,347	1,260,936	32.0
Other	43,354	53,075	57,837	(18.3)	(25.0)	47,115	52,197	(9.7)
Total loans and leases	$20,654,316	$20,361,047	$14,641,729	1.4	41.1	$19,084,962	$14,078,612	35.6

F.N.B. CORPORATION
(Unaudited)				Percent Variance
(Dollars in thousands)				3Q17	3Q17
Asset Quality Data	3Q17	2Q17	3Q16	2Q17	3Q16
Non-Performing Assets
Non-performing loans (1)
Non-accrual loans	$87,698	$95,303	$74,828	(8.0)	17.2
Restructured loans	23,147	19,487	20,638	18.8	12.2
Non-performing loans	110,845	114,790	95,466	(3.4)	16.1
Other real estate owned (OREO) (2)	35,416	45,712	40,523	(22.5)	(12.6)
Total non-performing assets	$146,261	$160,502	$135,989	(8.9)	7.6
Non-performing loans / total loans and leases	0.53%	0.56%	0.65%
Non-performing loans / total originated loans and leases (3)	0.69%	0.75%	0.76%
Non-performing loans + OREO / total loans and leases + OREO	0.70%	0.78%	0.92%
Non-performing loans + OREO / total originated loans and leases + OREO (3)	0.91%	1.08%	1.08%
Non-performing assets / total assets	0.47%	0.52%	0.63%
Delinquency - Originated Portfolio (3)
Loans 30-89 days past due	$44,454	$43,684	$43,071	1.8	3.2
Loans 90+ days past due	10,278	8,448	6,906	21.7	48.8
Non-accrual loans	77,091	84,651	71,498	(8.9)	7.8
Total past due and non-accrual loans	$131,823	$136,783	$121,475	(3.6)	8.5
Total past due and non-accrual loans / total originated loans	0.91%	0.99%	1.00%
Delinquency - Acquired Portfolio (4) (5)
Loans 30-89 days past due	$75,839	$86,943	$29,087	(12.8)	160.7
Loans 90+ days past due	88,195	61,422	42,584	43.6	107.1
Non-accrual loans	10,607	10,652	3,330	(0.4)	218.5
Total past due and non-accrual loans	$174,641	$159,017	$75,001	9.8	132.9
Delinquency - Total Portfolio
Loans 30-89 days past due	$120,293	$130,627	$72,158	(7.9)	66.7
Loans 90+ days past due	98,473	69,870	49,490	40.9	99.0
Non-accrual loans	87,698	95,303	74,828	(8.0)	17.2
Total past due and non-accrual loans	$306,464	$295,800	$196,476	3.6	56.0
n/m - not meaningful

(1)	Does not include loans acquired at fair value ("acquired portfolio").
(2)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(3)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(4)
"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(5)	Represents contractual balances.

F.N.B. CORPORATION
(Unaudited)				Percent Variance
(Dollars in thousands)				3Q17	3Q17	For the Nine Months Ended September 30,		%
Allowance Rollforward	3Q17	2Q17	3Q16	2Q17	3Q16	2017	2016	Var.

Allowance for Credit Losses - Originated Portfolio (2)
Balance at beginning of period	$159,092	$154,214	$148,719	3.2	7.0	$150,791	$135,285	11.5
Provision for credit losses	17,175	17,538	14,072	(2.1)	22.1	46,050	43,296	6.4
Net loan charge-offs	(13,033)	(12,660)	(12,278)	2.9	6.1	(33,607)	(28,068)	19.7
Allowance for credit losses - originated portfolio (2)	$163,234	$159,092	$150,513	2.6	8.5	$163,234	$150,513	8.5
Allowance for credit losses (originated loans and leases) / total originated loans and leases (2)	1.12%	1.15%	1.23%
Allowance for credit losses (originated loans and leases) / total non-performing loans (1)	162.85%	152.77%	163.36%
Net loan charge-offs on originated loans and leases (annualized) / total average originated loans and leases (2)	0.37%	0.38%	0.41%			0.33%	0.32%
Allowance for Credit Losses - Acquired Portfolio (3)
Balance at beginning of period	$6,607	$6,568	$5,650	0.6	16.9	$7,268	$6,727	8.0
Provision for credit losses	(407)	(782)	567	(48.0)	(171.8)	(1,676)	(249)	573.1
Net loan (charge-offs)/recoveries	582	821	164	(145.7)	254.9	1,190	(97)	(1,326.8)
Allowance for credit losses - acquired portfolio (3)	$6,782	$6,607	$6,381	2.6	6.3	$6,782	$6,381	6.3
Allowance for Credit Losses - Total Portfolio
Balance at beginning of period	$165,699	$160,782	$154,369	3.1	7.3	$158,059	$142,012	11.3
Provision for credit losses	16,768	16,756	14,639	0.1	14.5	44,374	43,047	3.1
Net loan (charge-offs)/recoveries	(12,451)	(11,839)	(12,114)	5.2	2.8	(32,417)	(28,165)	15.1
Total allowance for credit losses	$170,016	$165,699	$156,894	2.6	8.4	$170,016	$156,894	8.4
Allowance for credit losses / total loans and leases	0.82%	0.81%	1.06%
Net loan charge-offs (annualized) / total average loans and leases	0.24%	0.23%	0.33%			0.23%	0.27%

(1)	Does not include loans acquired at fair value ("acquired portfolio").
(2)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(3)
"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS
We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers.  The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.

				% Variance
				3Q17	3Q17	For the Nine Months Ended September 30,		%
Operating net income available to common stockholders:	3Q17	2Q17	3Q16	2Q17	3Q16	2017	2016	Var.
Net income available to common stockholders	$75,683	$72,396	$50,158			$169,048	$113,570
Merger-related expense	1,381	1,354	299			55,459	35,790
Tax benefit of merger-related expense	(483)	(419)	(105)			(18,481)	(12,209)
Merger-related net securities gains	—	—	—			(2,609)	—
Tax expense of merger-related net securities gains	—	—	—			913	—
Operating net income available to common stockholders (non-GAAP)	$76,581	$73,331	$50,352	4.4	52.1	$204,330	$137,151	49.0

Operating earnings per diluted common share:
Earnings per diluted common share	$0.23	$0.22	$0.24			$0.57	$0.55
Merger-related expense	0.01	0.01	—			0.19	0.18
Tax benefit of merger-related expense	—	—	—			(0.06)	(0.06)
Merger-related net securities gains	—	—	—			(0.01)	—
Tax expense of merger-related net securities gains	—	—	—			—	—
Operating earnings per diluted common share (non-GAAP)	$0.24	$0.23	$0.24	4.3	—	$0.69	$0.67	3.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)				For the Nine Months Ended September 30,
	3Q17	2Q17	3Q16	2017	2016
Return on average tangible equity:
Net income (annualized)	$308,237	$298,443	$207,540	$234,078	$159,757
Amortization of intangibles, net of tax (annualized)	12,392	12,547	9,234	11,051	8,342
Tangible net income (annualized)	$320,629	$310,990	$216,774	$245,129	$168,099

Average total stockholders' equity	$4,426,980	$4,386,438	$2,562,693	$3,945,621	$2,475,198
Less: Average intangibles(1)	(2,344,077)	(2,348,767)	(1,093,378)	(2,028,377)	(1,049,998)
Average tangible stockholders' equity	$2,082,903	$2,037,671	$1,469,315	$1,917,244	$1,425,200

Return on average tangible equity (non-GAAP)	15.39%	15.26%	14.75%	12.79%	11.79%
Return on average tangible common equity:
Net income available to common stockholders (annualized)	$300,266	$290,381	$199,543	$226,017	$151,703
Amortization of intangibles, net of tax (annualized)	12,392	12,547	9,234	11,051	8,342
Tangible net income available to common stockholders (annualized)	$312,658	$302,928	$208,777	$237,068	$160,045

Average total stockholders' equity	$4,426,980	$4,386,438	$2,562,693	$3,945,621	$2,475,198
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangibles(1)	(2,344,077)	(2,348,767)	(1,093,378)	(2,028,377)	(1,049,998)
Average tangible common equity	$1,976,021	$1,930,789	$1,362,433	$1,810,362	$1,318,318

Return on average tangible common equity (non-GAAP)	15.82%	15.69%	15.32%	13.10%	12.14%
Return on average tangible assets:
Net income (annualized)	$308,237	$298,443	$207,540	$234,078	$159,757
Amortization of intangibles, net of tax (annualized)	12,392	12,547	9,234	11,051	8,342
Tangible net income (annualized)	$320,629	$310,990	$216,774	$245,129	$168,099

Average total assets	$30,910,664	$30,364,645	$21,386,156	$28,470,888	$20,364,810
Less: Average intangibles(1)	(2,344,077)	(2,348,767)	(1,093,378)	(2,028,377)	(1,049,998)
Average tangible assets	$28,566,587	$28,015,878	$20,292,778	$26,442,511	$19,314,812

Return on average tangible assets (non-GAAP)	1.12%	1.11%	1.07%	0.93%	0.87%
Tangible book value per common share:
Total stockholders' equity	$4,435,921	$4,392,438	$2,570,580
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles(1)	(2,351,707)	(2,346,653)	(1,091,876)
Tangible common equity	$1,977,332	$1,938,903	$1,371,822

Common shares outstanding	323,301,548	323,226,474	210,224,194

Tangible book value per common share (non-GAAP)	$6.12	$6.00	$6.53

(1) Excludes loan servicing rights

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)				For the Nine Months Ended September 30,
	3Q17	2Q17	3Q16	2017	2016
Tangible equity / tangible assets (period end):
Total shareholders' equity	$4,435,921	$4,392,438	$2,570,580
Less: intangibles(1)	(2,351,707)	(2,346,653)	(1,091,876)
Tangible equity	$2,084,214	$2,045,785	$1,478,704

Total assets	$31,123,295	$30,753,726	$21,583,914
Less: intangibles(1)	(2,351,707)	(2,346,653)	(1,091,876)
Tangible assets	$28,771,588	$28,407,073	$20,492,038

Tangible equity / tangible assets (period end) (non-GAAP)	7.24%	7.20%	7.22%
Tangible common equity / tangible assets (period end):
Total stockholders' equity	$4,435,921	$4,392,438	$2,570,580
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles (1)	(2,351,707)	(2,346,653)	(1,091,876)
Tangible common equity	$1,977,332	$1,938,903	$1,371,822

Total assets	$31,123,295	$30,753,726	$21,583,914
Less: intangibles(1)	(2,351,707)	(2,346,653)	(1,091,876)
Tangible assets	$28,771,588	$28,407,073	$20,492,038

Tangible common equity / tangible assets (period end) (non-GAAP)	6.87%	6.83%	6.69%

KEY PERFORMANCE INDICATORS
Efficiency ratio (FTE):
Total non-interest expense	$163,743	$163,714	$121,050	$515,012	$387,327
Less: amortization of intangibles	(4,805)	(4,813)	(3,571)	(12,716)	(9,608)
Less: OREO expense	(1,421)	(1,008)	(1,172)	(3,412)	(2,752)
Less: merger-related expense	(1,381)	(1,354)	(299)	(55,459)	(35,790)
Less: impairment charge on other assets	—	—	—	—	(2,585)
Adjusted non-interest expense	$156,136	$156,539	$116,008	$443,425	$336,592

Net interest income	$225,231	$218,415	$157,506	$616,398	$452,229
Taxable equivalent adjustment	5,173	4,474	2,895	13,169	8,148
Non-interest income	66,151	66,078	53,240	187,345	150,695
Less: net securities gains	(2,777)	(493)	(299)	(5,895)	(596)
Less: gain on redemption of trust preferred securities	—	—	—	—	(2,422)
Adjusted net interest income (FTE) + non-interest income	$293,778	$288,474	$213,342	$811,017	$608,054

Efficiency ratio (FTE) (non-GAAP)	53.15%	54.26%	54.38%	54.68%	55.36%
(1) Excludes loan servicing rights